EXHIBIT 10.36

FIRST AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT

BETWEEN

SALUMEDICA, LLC

AND

SPINEMEDICA CORP.

THIS FIRST AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT (this “Amendment”) is entered into as of the 3rd day of August, 2007 (the “Effective Date”), by and between SaluMedica, LLC, a Georgia limited liability company (“Licensor”), and SpineMedica Corp., a Florida corporation (“SpineMedica”; and, together with any subsidiary, sublicensee, successor, or assignee of SpineMedica, “Licensee”), under the following circumstances:

WHEREAS, Licensor and Licensee entered into that certain Technology License Agreement, dated August 3, 2007 (the “License Agreement”), concerning Licensed Technology (as defined therein) for all neurological and orthopedic uses, including muscular and skeletal uses, related to the rotator cuff and the hand (excluding the wrist); and

WHEREAS, Licensor and Licensee desire to make certain amendments to the License Agreement;

NOW, THEREFORE, in consideration of ten U.S. dollars ($10.00) in hand paid and the promises, representations, and mutual covenants contained herein, the parties hereto, intending to be legally bound, mutually agree as follows:

1. Definition of SaluBridge. The License Agreement is hereby amended by adding the following definition:

“‘SaluBridge’ means that certain product or device known as ‘SaluBridge Nerve Cuff’ or ‘SaluMedica Nerve Cuff’ made out of Salubria™ Biomaterial for which a Section 510(k) notification (no. K002098) was filed with the U.S. Food and Drug Administration on September 25, 2000.”

2. Exclusion of SaluBridge. The License Agreement is hereby amended by deleting Section 1.13 thereof (the definition of “Licensed Product”) and Section 1.14 thereof (the definition of “Licensed Technology”) in their entirety and inserting in lieu thereof the following:

“‘Licensed Product’ means any product or device (other than the SaluBridge to the extent it may be used to provide a protective environment for peripheral nerve repair after injury) that is developed, manufactured, produced, expressed, used, or licensed for use by Licensee, its affiliates, successors, or sublicensees, or their contract manufacturers, utilizing the Licensed Technology in the Field of Use.”

“‘Licensed Technology’ means the Licensed Patents, Confidential Information, Know How, and Improvements solely as they relate to the Field of Use, in each and every case. ‘Licensed Technology’ shall not include the SaluBridge to the extent it may be used to provide a protective environment for peripheral nerve repair after injury, but shall include the Salubria™ Biomaterial with respect to any other uses.”

3. Manufacturing Rights. The License Agreement is hereby amended by deleting Section 1.21 thereof (the definition of “Practice”) in its entirety and inserting in lieu thereof the following:

“‘Practice’ means to make, have made, manufacture, have manufactured, use, offer to sell, sell, market, distribute, or import Licensed Products.”

4. Deletion of Definition of Improvement Cooperation Period. The License Agreement is hereby amended by: (a) deleting Section 1.7 thereof (the definition of “Improvement Cooperation Period”) in its entirety; (b) deleting the sentence “Either Party must give notice to the other of any transaction by such Party resulting in the termination of the Improvement Cooperation Period.” from Section 8.2 of the License Agreement; and (c) deleting all references to “Improvement Cooperation Period” in the License Agreement and inserting in lieu thereof “term of this License Agreement.”

5. Effectiveness. Except as hereby amended, the License Agreement shall continue in full force and effect in accordance with its original terms.

[signatures follow on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Technology License Agreement to be duly executed and delivered as of the Effective Date.

LICENSOR		LICENSEE

SALUMEDICA, LLC		SPINEMEDICA, LLC, as successor to SPINEMEDICA CORP.

By:	/s/ Robert R. Singer	By:
Name:	Robert R. Singer	Name:
Title:	President	Title:

By:	/s/ Robert B. Braden	OR
Name:	Robert B. Braden
Title:	Manager	MIMEDX, INC.

		By:	/s/ Thomas D’Alonzo
		Name:	Thomas D’Alonzo
		Title:	CEO

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